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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

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                                                      STATE OF
                                                    INCORPORATION
                 SUBSIDIARY                        OR ORGANIZATION                     DBA
---------------------------------------------      ---------------      ---------------------------------
BKCAP Corporation                                  Delaware             Burger King restaurant
BKCAP, LLC                                         Delaware             Burger King restaurant
BKCN Corporation                                   Delaware             Burger King restaurant
BKCN, LLC                                          Delaware             Burger King restaurant
Bravogrand, Inc.                                   Indiana              Burger King restaurant
Bravokilo, Inc.                                    Indiana              Burger King restaurant
Chili's Of Christiana, Inc.                        Delaware             Chili's restaurant
Chili's Of Mount Laurel, Inc.                      New Jersey           Chili's restaurant
Full Service Dining, Inc.                          Indiana              Spageddie's restaurant
GAGHC, Inc.                                        Delaware             Grady's American Grill restaurant
GAGLC, Inc.                                        Texas                Grady's American Grill restaurant
Grady's American Grill Restaurant Corporation      Indiana              Grady's American Grill restaurant

Grady's American Grill, L.P.                       Texas                Grady's American Grill restaurant
Grady's, Inc.                                      Tennessee            Grady's American Grill restaurant
GRAYCAP Corporation                                Delaware             Chili's restaurant
GRAYCAP, LLC                                       Delaware             Chili's restaurant
GRAYCN Corporation                                 Delaware             Chili's restaurant
GRAYCN, LLC                                        Delaware             Chili's restaurant
Grayling Corporation                               Delaware             Chili's restaurant
Grayling Management Corporation                    Virginia             Chili's restaurant
QDI Management, L.L.C.                             Indiana              Management company
Southwest Dining, Inc.                             Indiana              Chili's restaurant
SWCAP Corporation                                  Delaware             Chili's restaurant
SWCAP, LLC                                         Delaware             Chili's restaurant
SWCN Corporation                                   Delaware             Chili's restaurant
SWCN, LLC                                          Delaware             Chili's restaurant
Tri-State Construction Co. Inc.                    Indiana              Tri-State Construction Co., Inc.
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